Exhibit 10.2

NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY JURISDICTION, AND MUST BE HELD INDEFINITELY UNLESS THEY ARE TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS, OR AFTER RECEIPT OF AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO PSM HOLDINGS, INC., TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED AND THE TRANSFER DOES NOT VIOLATE ANY APPLICABLE SECURITIES LAW.

WARRANT TO PURCHASE COMMON STOCK OF

PSM HOLDINGS, INC.

$0.011 per share

PSM HOLDINGS, INC., a Delaware corporation (the “Company”), for value received, hereby certifies that __________ (“Warrant Holder”), has the right at any time, and from time to time, prior to the time set forth in Section 2.1 hereof, to purchase __________ (__________) fully paid and non-assessable shares of Common Stock, $.001 par value per share, of the Company (the “Common Stock”) at the price set forth herein, all as provided herein and upon compliance with and subject to the conditions set forth herein.

Article I

Transfer

Section 1.1     Transfer Books. The Company shall maintain books for the transfer and registration of this Warrant.

Section 1.2     Transfer. The Company, from time to time, shall register the transfer of this Warrant in the books to be maintained by the Company for that purpose upon surrender at the principal office of the Company of this Warrant properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer. Upon any such transfer, a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company. The Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer.

Section 1.3     Transfer Restrictions. This Warrant, and except as set forth in any registration rights agreement between the Company and Warrant Holder, the Common Stock underlying this Warrant, will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or any securities act of any state or other jurisdiction, and is being issued in reliance on registration exemptions under such statutes for private offerings. This Warrant or any of the underlying shares of Common Stock may not be sold or otherwise transferred except in accordance with the 1933 Act and all other applicable securities laws, and prior to any transfer (other than pursuant to an effective registration statement under the 1933 Act and otherwise in compliance with applicable law) the holder must furnish to the Company a written opinion of counsel, in form and substance satisfactory to the Company, to the effect that registration under the 1933 Act is not required and that all requisite action has been taken under all applicable securities laws in connection with the proposed transfer.

Article II

Number of Shares; Warrant Price; Duration; and Exercise of Warrant

Section 2.1     Number of Shares; Warrant Price; and Duration. This Warrant entitles the registered holder thereof, subject to the provisions hereof, to purchase from the Company at any time and from time to time prior to five (5) years after the date hereof, __________ shares of Common Stock for a price per share equal to $0.011 (the “Warrant Price”), as adjusted hereby from time to time, payable in full at the time of purchase.

Section 2.2     Exercise.

(A)     This Warrant may be exercised, in whole or in part, by surrendering this Warrant at the principal office of the Company with the Election to Exercise form set forth at the end hereof duly executed, and by paying in full, the Warrant Price for each share of Common Stock as to which this Warrant is exercised. Such payment may be (i) in cash or by cashier’s or bank check, or (ii) by making a cashless exercise.

(i)     Upon a cashless exercise, the Warrant Holder shall receive Common Stock on a net basis such that, without the payment of any funds, the Warrant Holder shall surrender this Warrant in exchange for the number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock as to which this Warrant is exercised, multiplied by (b) a fraction, the numerator of which is the aggregate Market Price of the Common Stock less the Warrant Price, and the denominator of which is such aggregate Market Price of the Common Stock.

(ii)     In connection with a cashless exercise, the term “Market Price” shall mean at any applicable date: (a) if the Common Stock is at that time traded on a national securities exchange or NASDAQ market, then the last closing price of such security on the exchange or market on which such security is traded as reported by Bloomberg, or, if not so traded, then the average of the bid and asked prices of the market makers for such security as reported in the OTC Markets (formerly known as the “pink sheets”) or (b) in case no such reported sale takes place on such day, the average of the last reported sales prices, or average of the bid and asked prices, for the last three (3) trading days, as reported by Bloomberg, or (b) if the Common Stock is not so traded, then the fair market value of such Common Stock as reasonably determined by the Board of Directors of the Company and the Warrant Holder without any discount for lack of marketability or minority discount. If the Board of Directors of the Company and the holder are unable to agree upon the fair market value of the Common Stock, then the Board of Directors of the Company and the holder shall appoint a qualified appraiser who shall determine the fair market value of the Common Stock as provided in the preceding sentence. The cost of the appraiser shall be paid equally by the Company and the holder and the appraiser's determination shall be final.

(B)     As soon as practicable after the exercise or partial exercise of this Warrant, the Company shall cause to be issued to or upon the order of the holder of this Warrant a certificate or certificates for the number of full shares of Common Stock to which the Warrant Holder is entitled, registered in such name or names as may be directed by such Warrant Holder, and, if applicable, a substitute Warrant for the number of shares not exercised.

(C)     Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of this Warrant.

(D)     All shares of Common Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes related to the issuance thereof. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issuance of a certificate for shares of Common Stock or any other securities in any name other than that of the Warrant Holder; and in such case, the Company shall not be required to issue or deliver any such certificate until such tax shall have been paid.

(E)     Each person or entity in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person or entity in whose name such certificate for shares of Common Stock is issued shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the Company’s stock transfer books are open.

Article III

Adjustment of Shares of Common Stock Purchasable and Warrant Price

Section 3.1     Special Definitions. For the purposes of this Article III, the following definitions shall apply:

(A)     “Option” shall mean any right, option, or warrant to subscribe for, purchase, or otherwise acquire shares of Common Stock or Convertible Securities.

(B)     “Original Issue Date” shall mean the date on which this Warrant is first issued.

(C)     “Convertible Securities” shall mean any evidence of indebtedness, shares, or other securities directly or indirectly convertible into or exchangeable for Common Stock.

(D)     “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.2 hereof, deemed to be issued) by the Company after the Original Issue Date other than (i) shares of Common Stock issued to the holder of any of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock issued prior to the date of this Warrant, or Series E Preferred Stock issued in the offering in connection with which this Warrant is issued, as a result of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series E Preferred Stock being converted into Common Stock, and (ii) securities issued or granted pursuant to the Company’s 2012 Stock Incentive Plan or any subsequent equity compensation plans approved by the Company’s Board of Directors or Compensation Committee, including at least one of the directors elected or appointed by the holders of the Series A Preferred Stock, Series C Preferred Stock, and Series E Preferred Stock.

(E)     “Rights to Acquire Common Stock” (or “Rights”) shall mean all rights whenever issued by the Company to acquire Common Stock by exercise of a warrant, option, or similar call or conversion of any existing instruments, in either case for consideration fixed, in amount or by formula, as of the date of issuance.

Section 3.2     Issue of Securities Deemed Issue of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options, Rights or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock (subject to the exclusions in Section 3.1(D)) issued as of the time of such issue.

Section 3.3     No Adjustment of Warrant Price or Number of Shares Issuable Upon Exercise. Except in the case of shares issued upon a stock split or combination as described in Section 3.4 or issued as a stock dividend described in Section 3.5, if the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.2 hereof) without consideration or for a consideration per share less than the Warrant Price, no adjustment shall be made to the Warrant Price or the number of shares of Common Stock issuable upon the exercise of this Warrant.

Section 3.4     Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant immediately before that subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon exercise of this Warrant immediately before the combination shall be proportionately decreased. In the event of any such subdivision or combination, the Warrant Price shall be adjusted to an amount equal to the Warrant Price immediately prior to the occurrence of any such event multiplied by a fraction of which (A) the numerator is the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator is the number of shares of Common Stock outstanding immediately after the adjustment. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Section 3.5     Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in Additional Shares of Common Stock, then on each such occasion, (i) the Warrant Price shall be adjusted to equal the Warrant Price immediately prior to the occurrence of any such event multiplied by a fraction of which (A) the numerator is the number of shares of Common Stock outstanding immediately before such event, and (B) the denominator is the number of shares of Common Stock outstanding immediately after the adjustment, and (ii) the number of shares of Common Stock issuable upon exercise of this Warrant shall be increased as of the time of such issuance, to the product obtained by multiplying the number of shares of Common Stock originally issuable upon exercise of this Warrant by a fraction of which:

●	the numerator is the original Warrant Price, and

●	the denominator is the Warrant Price in effect immediately after the time of such adjustment.

Section 3.6     Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, unless waived by the Warrant Holder, provision shall be made so that the Warrant Holder shall receive upon exercise hereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that the Warrant Holder would have received had this Warrant been exercised on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by the Warrant Holder as aforesaid during such period given application to all adjustments called for during such period, under this Article III.

Section 3.7     Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, share exchange or sale of assets provided for below), then and in each such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Warrant might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

Section 3.8     Adjustment for Merger or Reorganization, etc. In case of any consolidation, merger, or share exchange of the Company with or into another corporation or the sale of all or substantially all of the assets of the Company to another person or entity, then this Warrant shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions in this Article III to the end that the provisions set forth in this Article III (including provisions with respect to changes in and other adjustments of the number of shares of Common Stock issuable upon exercise of this Warrant) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.

Section 3.9     No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issuance, sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Article III and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

Section 3.10     Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon exercise of this Warrant pursuant to this Article III, the Company and the Warrant Holder shall promptly compute such adjustment or readjustment in accordance with the terms hereof and shall jointly prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with the Company’s corporate records. The Company shall, upon the written request at any time of the holder of this Warrant, furnish or cause to be furnished to such holder a similar certificate setting forth (A) such adjustments and readjustments, (B) the Warrant Price then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the exercise of this Warrant. Despite such adjustment or readjustment, the form of this Warrant need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions hereof, which shall control.

Section 3.11     Notice of Record Date. In the event:

(A)     that the Company declares a dividend (or any other distribution) on its Common Stock;

(B)     that the Company subdivides or combines its outstanding shares of Common Stock;

(C)     of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation, merger or share exchange of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

(D)     of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holder of this Warrant at its last address as shown on the records of the Company, at least twenty (20) days prior to the record date specified in (X) below or twenty (20) days before the date specified in (Y) below, a notice stating

(X)     the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as to which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

(Y)     the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

Article IV

Other Provisions Relating to Rights of Holders of this Warrant

Section 4.1     No Rights as Stockholder. This Warrant does not entitle the holder hereof to any of the rights of a stockholder of the Company.

Section 4.2     Lost Warrant, Etc. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, upon receipt of a proper affidavit (and surrender of such mutilated Warrant, if applicable) and bond of indemnity in form and amount and with corporate surety satisfactory to the Company in each instance protecting the Company, issue a new Warrant of like tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

Section 4.3     Authorized Shares. The Company shall at all times have authorized for issuance upon exercise of this Warrant a number of shares of Common Stock sufficient to permit the exercise in full of this Warrant.

Article V

other provisions

Section 5.1     Taxes and Charges. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company in connection with the issuance or delivery of shares of Common Stock upon the exercise of this Warrant, but the Company shall not be obligated to pay any transfer taxes with respect to this Warrant or such shares.

Section 5.2     Assigns. All of the covenants and provisions of this Warrant by or for the benefit of the Company or the holder of this Warrant shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 5.3     Notices. All notices, consents, and other communications hereunder shall be in writing and shall be deemed to have been duly given either (A) upon delivery when delivered personally, (B) three (3) days after having been sent by certified mail return, receipt requested with postage prepaid, or (C) upon transmission by fax, e-mail, or similar electronic medium to the parties if successful delivery is confirmed (or at such other address for a party as shall be specified by like notice).

Section 5.4     Governing Law. The validity, interpretation, and performance of this Warrant shall be governed by the laws of the State of Delaware.

Section 5.5     Third Parties. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or entity other than the parties hereto and the holder of this Warrant any right, remedy or claim hereunder or by reason of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Warrant shall be for the sole and exclusive benefit of the parties hereto and their successors and of the holder of this Warrant.

Section 5.6     Warrant Holders. The Company may deem and treat the person or entity in whose name this Warrant is registered as the absolute owner for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms “Warrant Holder” and holder of this Warrant and all other similar terms used herein shall mean such person or entity in whose name this Warrant is registered on the books of the Company.

Section 5.7     Headings. The Article and Section headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

[Remainder of Page Intentionally Left Blank - Signature Page Follows]

PSM Holdings, Inc., has caused this Warrant to be executed by its President and attested to by its Secretary.

Dated:                                                                    PSM HOLDINGS, INC., a Delaware corporation

By:

Name: Kevin Gadawski

Title: President

Attest:

Name: Crystal Chavez

Title: Secretary

[Signature Page to Warrant to Purchase Common Stock of PSM Holdings, Inc., for $0.011 Per Share Issued to __________]

ELECTION TO EXERCISE

TO PSM HOLDINGS, INC.:

[The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder, ___________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a cashier’s or bank check in the amount of $                    .] or

[Pursuant to the terms of the attached Warrant, the undersigned hereby elects to make a cashless exercise as provided for in Section 2.2 of the Warrant with respect to ___________ shares of Common Stock.]

Please issue a certificate or certificates for such shares of Common Stock [and a replacement Warrant for any portion not exercised] in the name of:

Print Social Security Number or Other Identifying Number:	Print Name: Address: Signature:

NOTE:	The signature above should correspond exactly with the name on the face of the Warrant or the name of the assignee listed in the assignment form below.

ASSIGNMENT

For value received,                           hereby sells, assigns and transfers unto                                the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                attorney, to transfer said Warrant on the books of the within-named Company, with full power of substitution in the premises.

Date:	Print Name: Signature:

NOTE:	The above signature should correspond exactly with the name on the face of the Warrant

.